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Exhibit No. 10(C)

                           THE PROGRESSIVE CORPORATION
                      2003 DIRECTORS EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

         This Agreement ("Agreement") is made this <Grant Date> by and between
<Participant Name> ("Participant") and The Progressive Corporation (the
"Company").

         1. Award of Restricted Stock. The Company hereby grants to Participant an award (the "Award") of restricted stock (the "Restricted Stock") consisting of <# of Shares> of the Company's Common Shares, $1 Par Value ("Common Shares"), pursuant and subject to The Progressive Corporation 2003 Directors Equity Incentive Plan (the "Plan").

         2. Condition to Participant's Rights under this Agreement. This Agreement shall not become effective, and Participant shall have no rights with respect to the Award or the Restricted Stock, unless and until the Participant has fully executed this Agreement and delivered it to the Company (in the Company's discretion, such execution and delivery may be accomplished through electronic means).

         3. Restrictions; Vesting. The Restricted Stock shall be subject to the restrictions and other terms and conditions set forth in the Plan, which are hereby incorporated herein by reference, and in this Agreement. Subject to the terms and conditions of the Plan and this Agreement, Participant's rights in and to the shares of Restricted Stock shall vest on <Vesting Date>.

         The shares of Restricted Stock awarded under this Agreement shall vest as set forth above unless, prior to such vesting date, the Award and the applicable shares of Restricted Stock are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan. Until the shares of Restricted Stock vest, Participant shall not sell, transfer, pledge, assign or otherwise encumber such shares of Restricted Stock or any interest therein.

         4. Manner In Which Shares Will Be Held. Subject to the provisions of this Paragraph 4, stock certificates evidencing the shares of Restricted Stock awarded under this Agreement shall be registered in the name of Participant and shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award have been satisfied. Such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

         In the discretion of the Company, any or all shares of Restricted Stock awarded to Participant hereunder may be issued in, or after issuance may be transferred to, book-entry form and held by the Company, or its designee, in such form. In such event, no stock certificates evidencing such shares will be held, the applicable restrictions will be noted in the records of the Company's transfer agent and in the book-entry system.

         Participant hereby irrevocably authorizes the Company and the Compensation Committee of the Board of Directors (the "Committee") to take any and all appropriate action with respect to the evidence of Participant's Restricted Stock, including, without limitation, issuing certificates for such Restricted Stock, issuing such Restricted Stock in book-entry form, transferring any previously issued certificates into book-entry form, transferring any Restricted Stock (whether held in certificate or book-entry form) into unrestricted form at vesting, or canceling any Restricted Stock (whether held in certificate or book-entry form) as and when required by this Agreement or the Plan, or undertaking any other action which may be done lawfully by the Company or the Committee in the administration of the Plan and this Agreement. Participant specifically acknowledges and agrees that such certificates and/or book-entry

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evidence of Participant's Restricted Stock may be transferred or cancelled pursuant to this Agreement and the Plan without requiring that a Stock Power be executed and delivered by the Participant or requiring any other action on the part of Participant, and Participant authorizes the Company to undertake each such action without such Stock Powers.

         Participant hereby further irrevocably appoints the Secretary of the Company and any employee of the Company who may be designated by the Secretary, and each of them, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to execute and deliver each and every document (including, without limitation, any such Stock Powers) which may be necessary or appropriate in connection with the issuance, transfer, cancellation or other action taken in connection with the Restricted Stock awarded hereunder pursuant to this Agreement or the Plan. The rights granted by Participant under this paragraph shall automatically expire as to shares of Restricted Stock awarded hereunder upon the transfer of such shares into unrestricted form at vesting or upon the cancellation of such shares at any time, as applicable, pursuant to this Agreement and the Plan.

         5. Rights of Shareholder. Except as otherwise provided in this Agreement or the Plan, Participant shall have, with respect to the shares of Restricted Stock awarded hereunder, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends as declared by the Company's Board of Directors.

         6. Shares Non-Transferable. No shares of Restricted Stock shall be transferable by Participant other than by will or by the laws of descent and distribution. In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company, and the Company shall have the right to offset against such Award any expenses (including attorneys' fees) incurred by the Company in connection with such transfer or assignment.

         7. Restricted Stock Deferral Plan. If Participant is eligible, and has made the appropriate election, to defer the Restricted Stock awarded hereunder into The Progressive Corporation Directors Restricted Stock Deferral Plan (the "Deferral Plan"), upon vesting, the shares of Restricted Stock awarded hereunder shall be considered to be deferred pursuant to the Deferral Plan, subject to and in accordance with the terms and conditions of the Deferral Plan and any deferral agreement entered into by Participant thereunder.

         8. Dividends. Participant acknowledges and agrees that the Company will pay, or cause to be paid, any cash dividends payable in respect of Restricted Stock through such method(s) of payment as the Company deems advisable, on or promptly after the date established by the Board of Directors for the payment of such cash dividend to holders of the Company's Common Shares (the "Dividend Payment Date"), including, but not limited to: (i) payment by the Company's transfer agent through the procedures established generally for shareholders of record; or (ii) payment by the Company to Participants directly by appropriate check, draft or automatic deposit.

         9. Termination of Service. Except as otherwise provided in the Plan or as determined by the Committee, if Participant resigns or is removed from the Board of Directors for any reason other than death or Disability or does not stand for re-election, all Restricted Stock held by Participant which is unvested or subject to restriction at the time of such resignation or removal, or at the time Participant leaves the Board, shall be automatically forfeited.

         10. Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or in

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writing, between the parties hereto relating to subject matter hereof, provided that the Agreement shall be at all times subject to the Plan as provided above.

         11. Amendment. The Committee, in its sole discretion, may hereafter amend the terms of this Award, but no such amendment shall be made which would impair the rights of Participant, without Participant's consent.

         12. Definitions: Unless otherwise defined in this Agreement, each capitalized term in this Agreement shall have the meaning given to it in the Plan.

         Participant hereby: (i) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he or she is familiar with all of the material provisions of the Plan, as set forth in such Plan Description; (ii) accepts this Agreement and the Restricted Stock awarded pursuant hereto subject to all provisions of the Plan and this Agreement; and
(iii) agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee relating to the Plan, this Agreement or the Restricted Stock awarded hereunder.

         Participant evidences his or her agreement with the terms and conditions of this Agreement, and his or her intention to be bound hereby, by electronically accepting the Award granted hereunder pursuant to the procedures adopted by the Company. UPON SUCH ACCEPTANCE BY PARTICIPANT, THIS AGREEMENT WILL BE IMMEDIATELY BINDING AND ENFORCEABLE AGAINST PARTICIPANT AND THE COMPANY.

                                          THE PROGRESSIVE CORPORATION

                                          By:  /s/ Charles E. Jarrett
                                              ----------------------------------
                                                   Vice President & Secretary

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